NEWS RELEASE

----------------------------------------------------------------------------------------------------
15301 W. 109th Street, Lenexa, KS  66219    Phone: 913-647-0158   Fax:  913-647-0132
                                                                  investorrelations@elecsyscorp.com

FOR IMMEDIATE RELEASE:

Contact:          Karl B. Gemperli
                  (913) 647-0158, Phone
                  (913) 647-0132, Fax
                  investorrelations@elecsyscorp.com

ELECSYS CORPORATION REPORTS THIRD QUARTER FINANCIAL RESULTS

Lenexa, Kansas (March 12, 2004) - Elecsys Corporation (AMEX: ASY), today announced its financial results for the three months and nine months ended
January 31, 2004.

Results for the third quarter ended January 31, 2004:
     Sales for the quarter ended January 31, 2004 were $2,749,000, an increase of $196,000 or 8%, from sales of $2,553,000 for the same period in fiscal 2003.
The overall increase was the result of increases in sales in the electronic assembly, LCD production and LCD resale product lines due to an increased focus on marketing our electronic assembly services and the addition of some former
Crystaloid customers to our LCD business. The increases were slightly offset by the sales decrease in the electronic hybrids product line as a result of our largest customer moving the manufacture of its product to an offshore production facility used by its parent company. We expect to experience lower sales through the remainder of fiscal 2004 as compared to the same period in fiscal 2003 as a direct result of this customer loss and the amount of time it takes to advance new marketing opportunities into production orders. We believe that our direct and indirect sales forces will be able to capitalize on new customer opportunities as they focus on additional electronics assembly business, especially those opportunities that require our expertise of integrating LCDs and LEDs with electronics.
     Gross margin was $670,000 or 24% of sales for the three-month period ended
January 31, 2004, as compared to $723,000 or 28% of sales for the three-month period ended January 31, 2003. The reduction in gross margin for the current period reflected a change in product mix, the impact of the loss of our largest customer, and the temporary effect of lower production efficiencies in the electronic assembly product line due to the relocation of one of our product lines into our main facility. We expect that gross margins will slightly increase from the percentages achieved during the current period and will continue at those slightly higher levels over the next few quarters as the result of expected product mix and additions to our customer base.
     Operating expenses, excluding asset acquisition expenses, were $652,000, an increase of $12,000, or 2%, from the same period in fiscal 2003 when expenses totaled $640,000. Subsequent to the end of the third quarter, we instituted cost saving measures that included reductions in the number of personnel. As a result of these actions, we believe that SG&A expenses will be below their current levels over the next few quarters and we will continue our efforts to minimize corporate expenditures and manage operating costs.

     Operating income for the three-month period was $18,000, as compared to an operating loss of $155,000 for the comparable period in the prior fiscal year, which included $238,000 of asset acquisition expenses.
     Primarily as a result of the above, net loss was $43,000, or $(0.02) per share, for the quarter, as compared to a net loss of $192,000, or $(0.07) per share for the comparable period of the prior year.

Results for the nine-month period ended January 31, 2004:
     Sales for the nine months ended January 31, 2004 were $8,107,000, a decrease of $66,000 or 1% from $8,173,000 for the first nine months of fiscal
2003.
     Gross margin for the nine-month period ended January 31, 2004, was 26%, or
$2,121,000, compared to 32%, or $2,581,000, for the nine-month period ended
January 31, 2003.
     Operating expenses were $2,202,000. In the nine-month period ended January
31, 2003, these expenses totaled $2,350,000 and included $244,000 of asset acquisition related expenses.
     Year to date operating loss was $81,000 as compared to an operating income of $231,000 for the prior year to date period.
     Net loss for the year to date period ended January 31, 2004, amounted to
$226,000, or $(0.08) per share as compared to a net loss of $1,499,000, or
$(0.54) per share, for the nine-month period ended January 31, 2003 which included the $1,618,000 charge for goodwill impairment as a result of the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and
Other Intangible Assets, on May 1, 2002.

Elecsys Corporation, through its wholly owned subsidiary DCI, Inc., is a designer, manufacturer, and integrator of custom electronic interface solutions for original equipment manufacturers ("OEMs") in the medical, aerospace, communications and industrial product industries. The Company has unique capabilities to design and efficiently manufacture custom electronic assemblies which integrate a variety of interface technologies such as custom liquid crystal displays, light emitting diode displays, and keypads with circuit boards and other electronic components. The Company becomes an extension of the OEM's organization by providing key expertise that enables rapid development and manufacture of electronic products from product conception through volume production. For more information, visit our websites at www.elecsyscorp.com and
www.dciincorporated.com.

Safe-Harbor statement: The discussions set forth in this press release may contain forward-looking comments based on current expectations that involve a number of risks and uncertainties. Actual results could differ materially from those projected or suggested in the forward-looking comments. The difference could be caused by a number of factors, including, but not limited to the factors and conditions that are described in Elecsys Corporation's SEC filings, including the Form 10-KSB for the year ended April 30, 2003. The reader is cautioned that Elecsys Corporation does not have a policy of updating or revising forward-looking statements and thus he or she should not assume that silence by management of Elecsys Corporation over time means that actual events are bearing out as estimated in such forward-looking statements.

                      Elecsys Corporation and Subsidiaries
                      Consolidated Statements of Operations
                      (In thousands, except per share data)
                                   (Unaudited)
                                                         Three Months Ended                 Nine Months Ended
                                                             January 31,                       January 31,
                                                        2004             2003             2004             2003
Sales                                                    $2,749           $2,553           $8,107            $8,173
Cost of products sold                                     2,079            1,830            5,986             5,592
                                                   -------------    -------------    -------------    --------------
Gross margin                                                670              723            2,121             2,581

Selling, general and administrative
  expenses                                                  652              640            2,202             2,106
Asset acquisition related expenses                           --              238               --               244
                                                   -------------    -------------    -------------    --------------
Total operating expenses                                    652              878            2,202             2,350
                                                   -------------    -------------    -------------    --------------

Operating income (loss)                                      18            (155)             (81)               231

Other income (expense):
  Interest expense                                         (58)             (39)            (180)             (117)
  Other income, net                                           1                2                3                 5
                                                   -------------    -------------    -------------    --------------
Income (loss) before income
  taxes and cumulative effect of
  accounting change                                        (39)            (192)            (258)               119
Income tax (expense) benefit                                (4)               --               32                --
                                                   -------------    -------------    -------------    --------------
Income (loss) before cumulative
  effect of accounting change                              (43)            (192)            (226)               119
Cumulative effect of accounting
  change                                                     --               --               --           (1,618)
                                                   -------------    -------------    -------------    --------------

Net loss                                                  $(43)           $(192)           $(226)          $(1,499)
                                                   =============    =============    =============    ==============

Income (loss) per share
  information:
  Basic and diluted
   Income (loss) per share before
     cumulative effect of accounting
     change                                             $(0.02)          $(0.07)          $(0.08)             $0.04
   Cumulative effect of accounting
     change                                                  --               --               --            (0.58)
                                                   -------------    -------------    -------------    --------------
     Net loss per share                                 $(0.02)          $(0.07)          $(0.08)           $(0.54)
                                                   =============    =============    =============    ==============
Weighted average common shares
  outstanding:
   Basic                                                  2,791            2,791            2,791             2,790
   Diluted                                                2,791            2,791            2,791             2,811